EXHIBIT 99.1

Dominic Hunter joins Smith-Midland as Chief Financial Officer

MIDLAND, VA – April 23, 2025 – Smith-Midland Corporation (NASDAQ: SMID), a provider of innovative, high-quality proprietary and patented precast concrete products and systems, announces the appointment of Dominic L. Hunter as Chief Financial Officer, effective April 17, 2025.

Hunter will lead all financial functions of the company, including accounting, treasury, financial reporting, and investor relations, playing a pivotal role in shaping the company’s long-term financial strategy and capital allocation efforts.

“We are pleased to welcome Dominic to the Smith-Midland leadership team as his deep financial acumen and industry insight will bring valuable perspective to further support our strategic initiatives,” said Ashley B. Smith, Chief Executive Officer of Smith-Midland. “Dominic will play a key role in driving our growth strategy forward while further strengthening our financial profile, and his prior experience as a CFO will enhance our ongoing investor relations outreach  I look forward to having our customers and shareholders interact with Dominic at industry events and conferences.”

Hunter brings over 20 years of financial leadership experience to Smith-Midland, with a strong track record in strategic financial planning and operational excellence across a wide range of organizations—including a multinational public company, privately held firms, non-profits, and startups. His executive experience includes leadership as Vice President at SRA International, a $1.7B publicly traded government contractor in Fairfax, VA.  Hunter’s deep manufacturing acumen led multi-year growth as CFO of O’Gara-Hess & Eisenhardt Armoring Company, a U.S. military contractor with a rich history that includes manufacturing armored vehicles for Presidents Kennedy, Reagan, Clinton and Bush, the Department of Defense and the Department of State. He is a graduate of the University of Virginia McIntire School of Commerce and holds an active license as a Certified Public Accountant.

Complementing his corporate achievements, Hunter served as an intelligence analyst in the United States Army and as a member of the National Guard’s 29th Infantry Division. His service and professional career reflect a steadfast dedication to leadership, integrity, and mission-focused execution—principles that mirror Smith-Midland’s commitment to quality, innovation, and service to both customers and community.

“I am honored to join Smith-Midland at such a dynamic and transformational moment in its growth trajectory,” said Hunter. “I look forward to partnering with the talented team to build upon the company’s long-standing legacy and strong foundation. Together we will work to unlock new growth opportunities, accelerate financial performance, and drive continued value creation for our customers, employees and shareholders.”

Smith-Midland Corporation, headquartered in Midland, Virginia, continues to innovate and lead in the precast concrete industry, with a focus on quality, customer service, and sustainable development.

1

About Smith-Midland Corporation

Smith-Midland develops, manufactures, licenses, rents, and sells a broad array of precast concrete products and systems for use primarily in the construction, transportation, and utility industries.

Smith-Midland Corporation has three manufacturing facilities in; Midland, VA, Reidsville, NC, and Columbia, SC, and a J-J Hooks® Safety Barrier rental firm, Concrete Safety Systems. Easi-Set Worldwide, a wholly owned subsidiary of Smith-Midland Corporation, licenses the production and sale of Easi-Set products, including J-J Hooks and SlenderWall®, and provides diversification opportunities to the precast industry worldwide. For more information, please call (540) 439-3266 or visit www.smithmidland.com.

Forward-Looking Statements

This announcement contains forward-looking statements, which involve risks and uncertainties. The Company’s actual results may differ significantly from those discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, product demand, the impact of competitive products and pricing, capacity and supply constraints or difficulties, the uncertainties arising from the policies of the new Administration and DOGE, the risk of less government spending on infrastructure than anticipated, inflationary factors including potential recession, our material weaknesses in internal controls, general business and economic conditions, our debt exposure, our high level of accounts receivables, the effect of the Company’s accounting policies and other risks detailed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Media Inquiries:

Sarah Crandall

scrandall@midlandadvertising.com

(540) 439-8056

Sales Inquiries:

info@smithmidland.com

(540) 439-3266

Investor Relations:

Steven Hooser or John Beisler

Three Part Advisors, LLC

(214) 872-2710

2